Exhibit 99.1

Ensco plc 6 Chesterfield Gardens London W1J 5BQ www.enscoplc.com	Press Release
Ensco plc Completes Acquisition of Pride International
Industry Leader in Customer Satisfaction
Second Largest Offshore Driller
     London, England, 31 May 2011. .. Ensco plc (NYSE: ESV) announced the completion of its acquisition of Pride International, Inc. (NYSE: PDE) after both companies received overwhelming shareholder approvals at special meetings held earlier today. The combination establishes Ensco as the world’s second largest offshore drilling company and the clear leader in customer satisfaction.
     Under the terms of the agreement, with exceptions for certain UK residents and dissenting stockholders, Pride International stockholders are receiving 0.4778 newly-issued shares of Ensco plus $15.60 in cash for each share of Pride International common stock. The shares of Ensco will continue to be listed and traded as American Depositary Shares on the New York Stock Exchange under the symbol, “ESV”. Effective as of the close of trading today, Pride International common stock will cease trading.
     Chairman and CEO Dan Rabun said, “Today is an important milestone in Ensco’s history. Through this transaction, we have expanded our deepwater fleet with drillship assets, and now have a substantial presence in Brazil and West Africa — both strategic, high-growth markets. In addition, we have gained major new customers from around the world.”
     Ensco’s expanded rig fleet is made up of seven ultra-deepwater drillships, 13 dynamically positioned semisubmersibles, seven moored semisubmersibles and 49 premium jackups. The ultra-deepwater fleet is the newest in the industry and the active premium jackup fleet is the largest of any driller. Several technologically-advanced drillships, semisubmersibles and ultra-premium harsh environment jackups are under construction as part of Ensco’s ongoing strategy to continually high-grade the fleet.
     Mr. Rabun added, “We are the industry leader in customer satisfaction having collectively earned the top ranking in 14 of 16 separate categories in EnergyPoint’s recent survey of customers in the global oilfield. This recognition, coupled with our enhanced rig fleet and expertise, will enable us to further capitalize on growth opportunities worldwide.”
     As contemplated under the merger agreement, David A.B. Brown and Francis S. Kalman have joined Ensco’s Board of Directors effective today. Both are former directors of Pride International. Recently, Paul E. Rowsey III was appointed by Ensco’s Board of Directors as the Lead Director.

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     As previously announced, Mr. Rabun will continue as Chairman, President and CEO of Ensco and James W. Swent will continue as Senior Vice President and Chief Financial Officer. Others named to the executive management team include:
•	William S. Chadwick, Jr. — Executive Vice President and Chief Operating Officer

•	J. Mark Burns — Senior Vice President, Western Hemisphere

•	P. Carey Lowe — Senior Vice President, Eastern Hemisphere

•	John Knowlton — Senior Vice President, Technical

•	Kevin C. Robert — Senior Vice President, Marketing
     The Company will be managed through five regional business units:
•	North & South America (excluding Brazil)

•	Brazil

•	Europe & Mediterranean

•	Middle East & Africa

•	Asia & Pacific Rim
     The Company’s second quarter 2011 earnings conference call is scheduled for Tuesday, 9 August 2011. Dial-in details will be provided in the second quarter 2011 earnings press release that will precede the conference call. As a result of the merger and the integration of the businesses of the two companies, business segment disclosure will be revised to be based on asset type: deepwater, midwater and jackups.
     Important Information for Pride International Stockholders
     Most holders of Pride International common stock are beneficial or “street name” holders. Pride International stockholders are urged to contact their broker, bank, trust company or other custodian as soon as possible to ensure that proper certifications are being made on their behalf on the facilities of The Depository Trust Company so that they may receive their merger consideration (Ensco plc shares and cash).
     For beneficial or “street name” holders of Pride International common stock, Citibank, N.A., as exchange agent, has arranged a certification process to be established on or about 1 June 2011 involving a “voluntary event” and an “agent’s message” in respect of the book-entry Pride International shares held in the facilities of The Depository Trust Company. To be considered timely in order to receive Ensco shares as part of the merger consideration, certifications on behalf of beneficial or “street name” holders of Pride International common stock must be delivered to the exchange agent no later than ten business days after establishment of the “voluntary event”. If the “voluntary event” is established as anticipated, the deadline will be 15 June 2011. Ensco has instructed the exchange agent to extend the certification period by up to two additional 10 business day periods if the exchange agent receives certifications for less than 90% of the book entry Pride International shares held in The Depository Trust Company by the end of the initial 10 business day period.
     Citibank, N.A., as exchange agent, will send to record holders of Pride International common stock a letter of transmittal, which will include the form of such certification. To be considered timely in order to receive Ensco shares as part of the merger consideration, record holders of Pride International common stock must complete and return the letter of transmittal,

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including the UK residency certification and their stock certificates (if held in certificated form), no later than 30 November 2011.
     Shares of Pride International common stock held by persons who are unable or fail to timely certify that they are not UK residents or, if so, are “qualified investors” within the meaning of Section 86(7) of the UK Financial Services and Markets Act 2000 will not receive Ensco ADSs, or shares, as part of the merger consideration but instead their entitlements will be converted into the right to receive for each share of Pride International common stock an amount of cash equal to the $15.60 cash component of the merger consideration plus an additional amount equal to the net proceeds of the sale by the exchange agent, Citibank, N.A., of 0.4778 Ensco shares on the open market.
     Ensco plc (NYSE: ESV) brings energy to the world as a global provider of offshore drilling services to the petroleum industry. We have the world’s second largest offshore drilling fleet comprised of dynamically-positioned ultra-deepwater drillships and semisubmersibles, moored semisubmersibles and premium jackups. Ensco is ranked #1 for overall customer satisfaction in the leading independent survey conducted by EnergyPoint Research with #1 ratings in 14 of 16 separate categories. To learn more about Ensco, please visit our website at www.enscoplc.com. Ensco plc is an English limited company (England No. 7023598) with its registered office and corporate headquarters located at 6 Chesterfield Gardens, London W1J 5BQ.
Forward-Looking Statements
Statements included in this document regarding the benefits to customers, employees and shareholders, future growth potential, timing, effects of the transaction, or other attributes of the combined companies, expected new construction, shipyard rig deliveries and other statements that are not historical facts, are forward-looking statements. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities or other third parties, costs and difficulties related to integration of acquired businesses, delays, costs and difficulties related to the transaction, market conditions, risks inherent to shipyard rig construction projects, and the combined companies’ financial results and performance, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in risk factors and elsewhere in each company’s Annual Report on Form 10-K for the year ended December 31, 2010, and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, Ensco disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Investor and Media Contact(s):	Sean O’Neill
Vice President
Investor Relations and Communications
214-397-3011

Kate Perez
Director
Investor Relations and Communications
713-917-2343